Exhibit 99.2

June 7, 2005

To Our Shareholders:

I am pleased to present our results for the first quarter of the 2005 fiscal year, which is our first quarter doing business as Sears Holdings, and to share with you some of our business philosophy and guiding principles. Over the past two years, first as Kmart and now as Sears Holdings, we have been working to rebuild our company and to restore it to a position of preeminence among corporations in the United States. We believe we have made significant initial strides in building the foundation for the future success of the company.

Since the merger was announced on November 17, 2004, almost seven months ago, we have been evaluating our management and associates, making decisions on how to implement our business strategies most effectively, and selecting leaders who we believe will enable us to realize our ambitions for Sears Holdings. We are pleased that both Sears and Kmart bring to the new company a significant number of talented people, and we will work continually to build a stronger and deeper organization.

A Learning Company. In our interaction with our suppliers, customers and associates, we will work to become better at listening and learning. First, we need to learn continually from our customers how we can serve them profitably. Second, we need to take advantage of the wealth of information that our suppliers have about our customers to shape our offerings. Third, and perhaps most important, we are fortunate that so many of our associates interact with our customers directly in the stores, on-line, by phone and, when we are delivering, installing and servicing products, in their homes. Our associates have an invaluable wealth of knowledge that can serve as a focal point to deepen our customer relationships.

In order to capitalize on the ideas and insights from our associates throughout the company, we must become more nimble, more responsive, and more adept at using technology to improve our internal communications. We must create a flatter organization in which communication does not flow up through hierarchical reporting relationships, but across the company so that good ideas can be acted upon quickly and so that we make decisions based on the benefits to the company and its customers as a whole. This will require organizational and behavioral change, but I am personally committed to building a responsive and nimble organization and insisting upon an open-minded learning culture.

I want to thank our hard working and talented associates for embracing these changes. Change is never easy. As competition has intensified and as new technologies create new forms of competition both from traditional and non-traditional sources, companies that can adapt to continuous change will fare better than those that cannot.

Ownership Culture. Your board of directors holds a very significant ownership position in the company. Specifically, over 40% of the company’s outstanding shares are owned by your directors and their related entities. We believe it is of the utmost importance that the board of directors participates in the future of the company by making a very substantial financial commitment to the company’s success and that the directors do so on the same basis as all other shareholders. Therefore, our compensation for non-management directors does not include stock options or other stock awards.

In addition, we have structured executive compensation in a manner that ties executive pay packages to the operating performance of the company and not to stock price performance. We believe that if we set the appropriate objectives and goals for management, they will focus on opportunities that will drive long-term value for shareholders.

Expense and Capital Allocation Discipline. A natural corollary to an ownership culture is one with strong discipline around expenses and capital allocation. We have instituted a process to review and approve inventory levels, open to buy authorizations, company expenses and capital allocation. The top executives of the company are focused on ensuring that we invest capital where the returns appropriately compensate the company for the relevant risks. We are encouraging our associates to do more with less and to treat the company’s money as they would their own. We have been pleased with the initial success of these initiatives and with the receptivity of our associates to this cultural change. Evidence of this discipline can already be seen in the reduction in capital expenditures in the 13 week period from $143 million for Kmart and Sears combined last year to $106 million for Sears Holdings during the corresponding period this year.

Our capital allocation discipline certainly does not preclude investing capital in our core business. In fact, we must ensure that we utilize capital where the returns are attractive, and we believe that Sears Holdings offers substantial opportunities for us to invest our capital at high risk-adjusted returns. We believe that the conversion of certain Kmart stores to Sears Essentials stores and the remodeling of other Kmart stores are examples of these attractive investments. We will evaluate these investments against other opportunities, based on our expectations regarding return on capital and execution risk.

In addition, we will opportunistically pursue investments in, and acquisitions of, other companies, joint ventures and strategic alliances. We believe that we will have significant opportunities in the years ahead to create value through a combination of better operating performance and disciplined use of our capital and balance sheet.

Operational Initiatives. We have begun the conversion and remodeling of our Kmart stores. Some stores have become Sears Essentials stores; others have been remodeled as Kmart stores with upgraded merchandise presentations and new products from Kenmore and Craftsman. We will evaluate the success of these investments and make adjustments quickly as we learn from the customer reaction and financial results of their performance. We expect to make mistakes as a company going forward, but we will acknowledge these mistakes, correct them and learn from them. We will encourage experimentation and faster decision-making as we strive to make Sears Holdings a much easier company with which to do business from the perspective of our suppliers and vendors.

At the same time, we will partner with our suppliers to help differentiate our company and to improve our profitability and return on investment. In the past, too often our predecessor companies pursued higher sales and accepted lower profits to meet objectives that, we believe, did not increase the value of the companies. We will need to focus our management, our associates and our vendors on the goals of creating value rather than solely building market share or sales. We feel that our focus on value creation has allowed us to make great strides in the past couple of years at Kmart.

Capital Structure. We have a strong balance sheet and sufficient credit available to fund our businesses. We have significantly reduced the amount of short-term commercial paper outstanding because the company’s debt is currently rated as non-investment grade. We will seek to persuade the rating agencies that this rating underestimates the financial strength, the asset values and the operating performance of the company. If our results bear out our beliefs, we will request the rating agencies to quickly and significantly upgrade our credit rating.

We must work to generate cash more consistently. Historically, a disproportionate amount of our company’s earnings and cash flow have come in the fourth quarter of the year, a period that includes the Thanksgiving and year-end holidays. While we expect that this will continue, we must work to improve our performance during the rest of the year with the goal of generating significant cash flow throughout the year.

We have announced that we are exploring options to divest our Orchard Supply Hardware business, based on our belief that allowing that business to grow and to be funded outside of our company would enhance its growth prospects and value creation opportunities. However, we will only complete this initiative if we are able to receive appropriate value for the business.

Shareholder Communication. Finally, my hope is that our 10-Qs, annual reports, proxy statements and press releases will provide a significant amount of valuable information to our owners, both to inform you of the results of the company as well as to help you evaluate our future possibilities. These will be the primary way we communicate with shareholders. We believe that management will optimize the company’s performance by an unwavering focus on managing the business, serving our customers, and working to constantly improve operations. As a related operating principle, we believe that substantial amounts of time spent on investor relations activities such as roadshows and investor conferences distract and detract from accomplishing our fundamental objective of creating value for all our owners. Of course, the proof is in the performance, but we believe that having large shareholders overseeing a company can help focus management on running the business for the long term benefit of all shareholders.

Edward S. Lampert
Chairman of the Board